Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-233990

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 18, 2019)

Up to $100,000,000

Odonate Therapeutics, Inc.

Common Stock

We have entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (“Jefferies”), relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sale Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Jefferies acting as our sales agent.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ODT.” On February 22, 2021, the last reported sale price per share of our common stock was $24.08.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made through a sale that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific amount of our common stock but will act as our sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal sales and trading practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Jefferies will receive from us a commission of 3.0% of the gross proceeds of any shares of common stock sold under the Sale Agreement. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting discounts or commissions. We have agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act, or to contribute payments that Jefferies may be required to make because of such liabilities.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” on page S-9 of this prospectus supplement and in the accompanying prospectus, as well as those contained in the other documents that are incorporated by reference and any related free writing prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, before deciding whether to purchase shares of our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

Prospectus Supplement dated February 23, 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we nor Jefferies LLC has authorized anyone to provide you with information in addition to or different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, nor that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part consists of the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus, including the documents incorporated by reference therein. Information in any document we subsequently file that is incorporated by reference shall modify or supersede the information in this prospectus supplement, the accompanying prospectus and documents incorporated by reference prior to such subsequent filing.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “Odonate,” “we,” “us,” “our” or the “Company” refer to Odonate Therapeutics, Inc., and the term “securities” refers to shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “assume” and other expressions that predict or indicate future events and trends and that do not relate to historical matters. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

These forward-looking statements include, but are not limited to, statements regarding:

•	whether results from CONTESSA will be sufficient to obtain regulatory approval to market tesetaxel;
•	our plans to develop and commercialize tesetaxel and any other product candidates;
•	our ongoing and planned clinical studies;
•	the relationship between earlier study results (preclinical and clinical) and later clinical study results;
•	the timing of and our ability to obtain regulatory approvals for tesetaxel and any other product candidates;
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	our expected use of the net proceeds from this offering;
•	our ability to identify additional products or product candidates with significant commercial potential that are consistent with our commercial objectives;
•	the rate and degree of market acceptance and clinical utility of tesetaxel and any other product candidates, if approved;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	significant competition in our industry;
•	our intellectual property position;
•	our ability to retain key members of management;
•	our ability to execute our growth strategy; and
•	our ability to maintain effective internal controls.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2020 that was filed with the SEC on February 23, 2021. You should evaluate all forward-looking statements made in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

We caution you that the risks, uncertainties and other factors referred to above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, as well as those contained in the other documents incorporated by reference and any related free writing prospectus.

Company Overview

We are a pharmaceutical company dedicated to the development of best-in-class therapeutics that improve and extend the lives of patients with cancer. Our initial focus is on the development of tesetaxel, an investigational, orally administered chemotherapy agent that belongs to a class of drugs known as taxanes, which are widely used in the treatment of cancer. Tesetaxel has several properties that make it unique among taxanes, including:

•	oral administration with a low pill burden;
•	a long (~8-day) terminal plasma half-life in humans, enabling the maintenance of adequate drug levels with relatively infrequent dosing;
•	no history of hypersensitivity (allergic) reactions; and
•	significant activity against chemotherapy-resistant tumors.

In patients with metastatic breast cancer (“MBC”), tesetaxel was shown to have significant, single‑agent antitumor activity in two multicenter, Phase 2 studies. Tesetaxel currently is the subject of three studies in MBC, including a multinational, multicenter, randomized, Phase 3 study in patients with MBC, known as CONTESSA. Positive results of CONTESSA were presented at the 2020 San Antonio Breast Cancer Symposium (“SABCS”). We plan to submit a New Drug Application for tesetaxel to the U.S. Food and Drug Administration (“FDA”) in mid-2021. Our goal for tesetaxel is to develop an effective chemotherapy choice for patients that provides quality-of-life advantages over current alternatives.

Ongoing Clinical Studies

Tesetaxel currently is the subject of three studies in MBC, including a multinational, multicenter, randomized, Phase 3 study in patients with MBC, known as CONTESSA.

Ongoing Clinical Studies of Tesetaxel in Patients with MBC

(1) Planned

CONTESSA

In CONTESSA, 685 patients with HR-positive, HER2-negative MBC were randomized to be treated with either tesetaxel dosed orally at 27 mg/m² on Day 1 of a 21-day cycle plus a reduced dose of capecitabine (1,650 mg/m²/day dosed orally for 14 days of a 21-day cycle) or the approved dose of capecitabine alone (2,500 mg/m²/day dosed orally for 14 days of a 21-day cycle). Capecitabine is an oral chemotherapy agent that is considered a standard-of-care treatment in MBC. Where indicated, patients must have been treated with endocrine therapy with or without a cyclin-dependent kinase (“CDK”) 4/6 inhibitor. The primary endpoint is progression-free survival (“PFS”) as assessed by an Independent Radiologic Review Committee (“IRC”). The secondary endpoints are overall survival (“OS”), objective response rate (“ORR”) as assessed by the IRC and disease control rate (“DCR”) as assessed by the IRC. CONTESSA is being conducted at 180 investigational sites in 18 countries in North America, Europe and Asia.

CONTESSA met the primary endpoint of improved PFS as assessed by the IRC. Median PFS was 9.8 months for tesetaxel plus a reduced dose of capecitabine versus 6.9 months for the approved dose of capecitabine alone, an improvement of 2.9 months. The risk of disease progression or death was reduced by 28.4% [hazard ratio=0.716 (95% confidence interval [“CI”]: 0.573-0.895); p=0.003] for patients who were treated with tesetaxel plus a reduced dose of capecitabine versus patients who were treated with the approved dose of capecitabine alone.

The ORR as assessed by the IRC was 57% for tesetaxel plus a reduced dose of capecitabine versus 41% for the approved dose of capecitabine alone (p=0.0002). The DCR as assessed by the IRC was 67% for tesetaxel plus a reduced dose of capecitabine versus 50% for the approved dose of capecitabine alone (p<0.0001). While OS data are immature, a protocol-specified interim analysis indicated the absence of an adverse effect on OS with tesetaxel plus a reduced dose of capecitabine. A protocol-specified final analysis of OS is expected to occur in 2022.

Grade ≥3 treatment-emergent adverse events (“TEAEs”) that occurred in ≥5% of patients were: neutropenia (70.9% for tesetaxel plus capecitabine vs. 8.3% for capecitabine alone); diarrhea (13.1% for tesetaxel plus capecitabine vs. 8.9% for capecitabine alone); hand‑foot syndrome (6.8% for tesetaxel plus capecitabine vs. 12.2% for capecitabine alone); febrile neutropenia (13.1% for tesetaxel plus capecitabine vs. 1.2% for capecitabine alone); fatigue (8.6% for tesetaxel plus capecitabine vs. 4.5% for capecitabine alone); hypokalemia (8.6% for tesetaxel plus capecitabine vs. 2.7% for capecitabine alone); leukopenia (9.8% for tesetaxel plus capecitabine vs. 0.9% for capecitabine alone); and anemia (8.0% for tesetaxel plus capecitabine vs. 2.4% for capecitabine alone).

Adverse events resulting in treatment discontinuation in ≥1% of patients were: neutropenia or febrile neutropenia (4.2% for tesetaxel plus capecitabine vs. 1.5% for capecitabine alone); neuropathy (3.6% for tesetaxel plus capecitabine vs. 0.3% for capecitabine alone); sepsis or septic shock (1.8% for tesetaxel plus capecitabine vs. 0.6% for capecitabine alone); diarrhea (0.9% for tesetaxel plus capecitabine vs. 1.5% for capecitabine alone); and hand-foot syndrome (0.6% for tesetaxel plus capecitabine vs. 2.1% for capecitabine alone). Treatment discontinuation due to any adverse event occurred in 23.1% of patients treated with tesetaxel plus capecitabine versus 11.9% of patients treated with capecitabine alone.

Tesetaxel dose reductions occurred in 76% of patients treated with tesetaxel plus capecitabine, primarily due to neutropenia. Dose reductions occurred in 61% of patients treated with capecitabine alone, primarily due to hand-foot syndrome. The median relative delivered dose intensity, which accounts for dose reductions (both frequency and magnitude), dose delays and treatment adherence, was higher in patients treated with tesetaxel plus capecitabine. Specifically, 81% of the intended dose of tesetaxel through cycle 12 was delivered in patients treated with tesetaxel plus capecitabine versus 76% of the intended dose of capecitabine through cycle 12 in patients treated with capecitabine alone.

Grade ≥3 neuropathy occurred in 5.9% of patients treated with tesetaxel plus capecitabine versus 0.9% of patients treated with capecitabine alone. Grade 2 alopecia (hair loss) occurred in 8.0% of patients treated with tesetaxel plus capecitabine versus 0.3% of patients treated with capecitabine alone. There were no treatment-related hypersensitivity reactions.

CONTESSA 2

In CONTESSA 2, 150 patients with HR-positive, HER2-negative MBC not previously treated with a taxane were enrolled and treated with tesetaxel dosed orally at 27 mg/m2 on Day 1 of a 21-day cycle plus a reduced dose of capecitabine (1,650 mg/m2/day dosed orally for 14 days of a 21-day cycle). Capecitabine is an oral chemotherapy agent that is considered a standard-of-care treatment in MBC. Where indicated, patients must have been treated with endocrine therapy with or without a CDK 4/6 inhibitor. The primary endpoint is ORR as assessed by the IRC. The secondary efficacy endpoints are DoR as assessed by the IRC, PFS as assessed by the IRC, DCR as assessed by the IRC and OS. Enrollment was complete in August 2020, and the study is ongoing.

CONTESSA TRIO

CONTESSA TRIO is a multi-cohort, multicenter, Phase 2 study of tesetaxel, an investigational, orally administered taxane, in patients with MBC.

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In Cohort 1, approximately 200 patients with triple-negative MBC who have not been treated with prior chemotherapy for advanced disease will be randomized 1:1:1 to be treated with tesetaxel dosed orally at 27 mg/m2 on Day 1 of a 21-day cycle plus either: (i) nivolumab at 360 mg by intravenous (“IV”) infusion on Day 1 of a 21-day cycle; (ii) pembrolizumab at 200 mg by IV infusion on Day 1 of a 21-day cycle; or (iii) atezolizumab at 1,200 mg by IV infusion on Day 1 of a 21-day cycle. Nivolumab and pembrolizumab (programmed cell death protein 1 [“PD-1”] inhibitors) and atezolizumab (a programmed death-ligand 1 [“PD-L1”] inhibitor) are immuno-oncology (“IO”)

agents approved for the treatment of multiple types of cancer. Two of these agents, atezolizumab and pembrolizumab, have been approved by the FDA as a first-line treatment for patients with triple-negative MBC. The primary endpoints for Cohort 1 are ORR and PFS in patients with PD-L1 positive status. The secondary endpoints are ORR and PFS in all patients, DoR and OS. Efficacy results for each of the three PD-(L)1 inhibitor combinations will be assessed for correlation with the results of each of the three approved PD-L1 diagnostic assays. Enrollment is ongoing.

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In Cohort 2, 69 elderly patients with HER2-negative MBC who had not been treated with prior chemotherapy for advanced disease were enrolled and treated with tesetaxel monotherapy dosed orally at 27 mg/m2 on Day 1 of a 21-day cycle. The primary endpoints for Cohort 2 are ORR and PFS in patients with HR-positive, HER2-negative disease. The secondary endpoints are ORR and PFS in patients with triple-negative disease, DoR and OS. Enrollment was complete in November 2020, and the study is ongoing.

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In Cohort 3, approximately 60 non-elderly adult patients with HER2-negative MBC who have not been treated with prior chemotherapy for advanced disease will be treated with tesetaxel monotherapy dosed orally at 27 mg/m2 on Day 1 of a 21-day cycle. The primary endpoints for Cohort 3 are ORR and PFS in patients with HR-positive, HER2-negative disease. The secondary endpoints are ORR and PFS in patients with triple-negative disease, DoR and OS. Enrollment is ongoing.

Corporate Information

We are a Delaware corporation that was initially formed as a Delaware limited liability company in March 2013. On December 6, 2017, in anticipation of our initial public offering, we converted into a Delaware corporation.

Our principal executive offices are located at 3 East 28th Street, 10th Floor, New York, New York 10016, and our telephone number is (332) 206-0935. Our corporate website address is www.odonate.com. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $100,000,000.
Common stock to be outstanding immediately after this offering

Up to 42,715,104 shares of our common stock, assuming sales of 4,152,823 shares of our common stock in this offering at a public offering price of $24.08 per share, which was the last reported sale price per share of our common stock on the Nasdaq Global Select Market on February 22, 2021. The actual number of shares of our common stock issued will vary depending on the sales price under this offering.

Plan of distribution	“At the market offering” that may be made from time to time through Jefferies acting as our sales agent. See “Plan of Distribution” for additional information.
Use of proceeds

We intend to use the net proceeds from this offering for development, regulatory and commercial preparation activities relating to tesetaxel, as well as for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors

You should read and consider the information set forth under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, together with the risk factors and cautionary statements described in our most recent Annual Report on Form 10-K, incorporated by reference herein, before deciding to invest in shares of our common stock.

Nasdaq Global Select Market Symbol	“ODT”

The number of shares of common stock shown above to be outstanding immediately after this offering is based on the 38,562,281 shares of common stock outstanding as of December 31, 2020, which includes 1,245,685 shares of common stock underlying outstanding incentive units with a weighted-average exercise price of $4.29 per share, and excludes:

•	5,983,841 shares of common stock subject to options outstanding as of December 31, 2020 with a weighted-average exercise price of $21.04 per share;
•	59,638 shares of common stock reserved for future grant or issuance under the Odonate Therapeutics, Inc. 2017 Stock Option Plan as of December 31, 2020; and
•	411,498 shares of common stock reserved for future issuance under the Odonate Therapeutics, Inc. 2017 Employee Stock Purchase Plan as of December 31, 2020.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and in the accompanying prospectus, as well as those contained in the other documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, before deciding whether to purchase shares of our common stock. Our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected by any of these risks and uncertainties. In any such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to this Offering

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

Our management will retain broad discretion as to the allocation of the proceeds and may spend these proceeds in ways in which you may not agree. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

If you purchase shares of our common stock in this offering, you may incur immediate and substantial dilution.

Some or all of the public offering price per share in this offering may exceed the as-adjusted net tangible book value per share of our outstanding common stock. After giving effect to an assumed sale of shares of common stock in the aggregate amount of $100,000,000 at an assumed public offering price of $24.08 per share, which was the last reported sale price per share of our common stock on the Nasdaq Global Select Market on February 22, 2021, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, you would incur immediate and substantial dilution in the amount of $18.46 per share. In addition, you may also experience additional dilution after this offering on any future equity issuances, including the issuance of common stock in connection with the Odonate Therapeutics, Inc. 2017 Stock Option Plan and the Odonate Therapeutics, Inc. 2017 Employee Stock Purchase Plan. To the extent we raise additional capital by issuing equity securities, our stockholders will experience substantial additional dilution. See “Dilution” for additional information.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sale Agreement.

Subject to certain limitations in the Sale Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to Jefferies at any time throughout the term of the Sale Agreement. The number of shares that are sold through Jefferies after delivering an issuance notice, if any, will fluctuate based on a number of factors, including the market price of shares of our common stock during the sales period, the limits we set with Jefferies in any applicable issuance notice and the demand for shares of our common stock during the sales period. Because the price per share of each share of common stock sold pursuant to the Sale Agreement will fluctuate during this offering, it is not currently possible to predict the number of shares of common stock that will be sold or the aggregate proceeds we will raise in connection with those sales under the Sale Agreement, and we may not sell any shares of common stock.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for development, regulatory and commercial preparation activities relating to tesetaxel, as well as for working capital and general corporate purposes.

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION

Dilution represents the difference between the amount per share of common stock paid by purchasers of shares of common stock in this offering and the as-adjusted net tangible book value per share of our common stock immediately after this offering. The data in this section are derived from our balance sheet as of December 31, 2020. Net tangible book value per share of common stock is equal to our total tangible assets less the amount of our total liabilities, divided by 37,316,596, the number of shares of common stock outstanding as of December 31, 2020 excluding shares of common stock underlying outstanding incentive units. Our net tangible book value as of December 31, 2020 was $136.1 million, or $3.65 per share of common stock.

After giving effect to the assumed sale of shares of common stock in the aggregate amount of $100,000,000 at an assumed public offering price of $24.08 per share, which was the last reported sale price per share of our common stock on the Nasdaq Global Select Market on February 22, 2021, and after deducting the commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of December 31, 2020 would have been $233.0 million, or $5.62 per share of common stock. This represents an immediate increase in net tangible book value to existing stockholders of $1.97 per share of common stock and immediate dilution in net tangible book value to purchasers of shares of common stock in this offering of $18.46 per share of common stock. The following table illustrates this dilution per share of common stock:

Public offering price per share of common stock		$24.08
Net tangible book value per share of common stock as of December 31, 2020	$3.65
Increase in net tangible book value per share of common stock attributable to purchasers of shares of common stock in this offering	$1.97
As-adjusted net tangible book value per share of common stock immediately after this offering		$5.62
Dilution per share of common stock to purchasers of shares of common stock in this offering		$18.46

The table above illustrates that an aggregate of 4,152,823 shares of our common stock are sold at a price of $24.08 per share, the last reported sale price of our common stock on the Nasdaq Global Select Stock Market on February 22, 2021. The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares of common stock are sold would increase the dilution in net tangible book value per share to purchasers of shares of common stock in this offering to $19.44 per share, after deducting the commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares of common stock are sold would decrease the dilution in net tangible book value per share to purchasers of shares of common stock in this offering to $17.49 per share, after deducting the commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The foregoing excludes:

•	5,983,841 shares of common stock subject to options outstanding as of December 31, 2020 with a weighted-average exercise price of $21.04 per share;
•	1,245,685 shares of common stock underlying outstanding incentive units as of December 31, 2020 with a weighted-average exercise price of $4.29 per share;
•	59,638 shares of common stock reserved for future grant or issuance under the Odonate Therapeutics, Inc. 2017 Stock Option Plan as of December 31, 2020; and
•	411,498 shares of common stock reserved for future issuance under the Odonate Therapeutics, Inc. 2017 Employee Stock Purchase Plan as of December 31, 2020.

PLAN OF DISTRIBUTION

We have entered into a Sale Agreement with Jefferies, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Jefferies acting as our sales agent. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus through a sale that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the Sale Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sale Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Jefferies will receive from us a commission of 3.0% of the gross proceeds of any shares of common stock sold under the Sale Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sale Agreement, in an amount not to exceed $50,000, as well as disbursements of its counsel in an amount not to exceed $15,000 in connection with each diligence bring-down thereafter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $150,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares of common stock.

Jefferies will provide written confirmation to us before the open on the Nasdaq Global Select Market on the day following each day on which our shares of common stock are sold under the Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting discounts or commissions. We have agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sale Agreement and (ii) the termination of the Sale Agreement as permitted therein. We and Jefferies may each terminate the Sale Agreement at any time upon prior notice.

This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sale Agreement is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 23, 2021 and is incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

EXPERTS

The financial statements of Odonate Therapeutics, Inc. as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 are incorporated in this prospectus supplement by reference from the Odonate Therapeutics, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 and have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated by reference in this prospectus supplement and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock being offered in this prospectus supplement will be passed on by Gibson, Dunn & Crutcher LLP of San Francisco, California. Latham & Watkins LLP of Menlo Park, California is counsel to Jefferies in connection with this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Odonate is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021; and
•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 5, 2017, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021, together with any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus supplement, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus supplement is a part has been withdrawn.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus supplement is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

Odonate Therapeutics, Inc.

3 East 28th Street, 10th Floor

New York, New York 10016

Attn: Investor Relations

(332) 208-7611

ir@odonate.com

PROSPECTUS

$200,000,000

Odonate Therapeutics, Inc.

Common Stock

We may offer and sell up to an aggregate of $200,000,000 of common stock from time to time in one or more offerings.

This prospectus provides a general description of the common stock we may offer. Each time we offer common stock, we will provide specific terms of the common stock offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the common stock being offered.

This prospectus may not be used to sell our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ODT.” On September 26, 2019, the last reported sale price per share of our common stock was $26.26.

We may offer and sell our common stock to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our common stock, we will name them and describe their compensation in a prospectus supplement. The price to the public of our common stock and the net proceeds we expect to receive from the sale of such common stock will also be set forth in a prospectus supplement.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties referenced under the heading “Risk Factors” on page 5 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2019.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information contained or incorporated by reference in this document or such documents incorporated by reference, as applicable, speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer common stock from time to time in one or more offerings for an aggregate offering price of up to $200,000,000. This prospectus provides you with a general description of our common stock being offered.

Each time we offer shares of common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our common stock unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in our common stock.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is an offer to sell the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information.”

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Odonate,” “the Company,” “we,” “us,” “our” or similar references refer to Odonate Therapeutics, Inc., and the term “securities” refers to shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “assume” and other expressions that predict or indicate future events and trends and that do not relate to historical matters. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

These forward-looking statements include, but are not limited to, statements regarding:

•	our plans to develop and commercialize tesetaxel and any other product candidates;
•	our ongoing and planned clinical studies;
•	the relationship between preclinical study results and clinical study results;
•	the timing of and our ability to obtain regulatory approvals for tesetaxel and any other product candidates;
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	our ability to identify additional products or product candidates with significant commercial potential that are consistent with our commercial objectives;
•	the rate and degree of market acceptance and clinical utility of tesetaxel and any other product candidates, if approved;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	significant competition in our industry;
•	our intellectual property position;
•	our ability to retain key members of management;
•	our ability to execute our growth strategy; and
•	our ability to maintain effective internal controls.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the heading “Risk Factors” in this prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2018 that was filed with the SEC on February 22, 2019 and any of our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should evaluate all forward-looking statements made in this prospectus, including the documents that we incorporate by reference, in the context of these risks, uncertainties and other factors.

We caution you that the risks, uncertainties and other factors referred to above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this prospectus, including the documents we incorporate by reference, apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

ABOUT THE COMPANY

Our Company

We are a pharmaceutical company dedicated to the development of best-in-class therapeutics that improve and extend the lives of patients with cancer. Our initial focus is on the development of tesetaxel, an investigational, orally administered chemotherapy agent that belongs to a class of drugs known as taxanes, which are widely used in the treatment of cancer. Tesetaxel has several pharmacologic properties that make it unique among taxanes, including: oral administration with a low pill burden; a long (~8-day) terminal plasma half-life in humans, enabling the maintenance of adequate drug levels with relatively infrequent dosing; no history of hypersensitivity (allergic) reactions; and significant activity against chemotherapy-resistant tumors. In patients with metastatic breast cancer, tesetaxel was shown to have significant, single-agent antitumor activity in two multicenter, Phase 2 studies. We are currently conducting three studies in breast cancer, as shown in the following table, including a multinational, multicenter, randomized, Phase 3 study in patients with human epidermal growth factor receptor 2 (“HER2”) negative, hormone receptor (“HR”) positive metastatic breast cancer (“MBC”), known as CONTESSA. We expect to complete enrollment of CONTESSA in the second half of 2019 and report top-line results from CONTESSA in 2020. Our goal for tesetaxel is to develop an effective chemotherapy choice for patients that provides quality-of-life advantages over current alternatives.

Ongoing Tesetaxel Clinical Studies

HER2= human epidermal growth factor receptor 2; HR=hormone receptor; MBC=metastatic breast cancer; TNBC=triple-negative breast cancer

CONTESSA

CONTESSA is a multinational, multicenter, randomized, Phase 3 study of tesetaxel, an investigational, orally administered taxane, in patients with MBC. CONTESSA is comparing tesetaxel dosed orally at 27 mg/m2 on the first day of each 21-day cycle plus a reduced dose of capecitabine (1,650 mg/m2/day dosed orally for 14 days of each 21-day cycle) to the approved dose of capecitabine alone (2,500 mg/m2/day dosed orally for 14 days of each 21-day cycle) in approximately 600 patients randomized 1:1 with HER2 negative, HR positive MBC previously treated with a taxane in the neoadjuvant or adjuvant setting. Capecitabine is an oral chemotherapy agent that is considered a standard-of-care treatment in MBC.

Where indicated, patients must have received endocrine therapy with or without a cyclin-dependent kinase (“CDK”) 4/6 inhibitor. Patients with central nervous system (“CNS”) metastases are eligible. The primary endpoint is progression-free survival (“PFS”) as assessed by an Independent Radiologic Review Committee (“IRC”). CONTESSA’s secondary efficacy endpoints are overall survival (“OS”), objective response rate (“ORR”) as assessed by the IRC and disease control rate (“DCR”) as assessed by the IRC.

In June 2019, the Independent Data Monitoring Committee (the “IDMC”) for CONTESSA recommended that the study continue with no modifications following a planned interim efficacy futility analysis. The interim efficacy futility analysis was based on a pre-specified analysis of the first approximate 100 PFS events that occurred in the study. The purpose of the interim efficacy futility analysis was to facilitate the early termination of the study if the IDMC determined that achieving a positive outcome on the primary endpoint would be futile.

CONTESSA 2

CONTESSA 2 is a multinational, multicenter, Phase 2 study of tesetaxel, an investigational, orally administered taxane, in patients with MBC. CONTESSA 2 is investigating tesetaxel dosed orally at 27 mg/m2 on the first day of each 21-day cycle plus a reduced dose of capecitabine (1,650 mg/m2/day dosed orally for 14 days of each 21-day cycle) in approximately 125 patients with HER2 negative, HR positive MBC not previously treated with a taxane. Capecitabine is an oral chemotherapy agent that is considered a standard-of-care treatment in MBC. Where indicated, patients must have received endocrine therapy with or without a CDK 4/6 inhibitor. Patients with CNS metastases are eligible. The primary endpoint is ORR as assessed by an IRC. The secondary efficacy endpoints are duration of response (“DoR”) as assessed by the IRC, PFS as assessed by the IRC, DCR as assessed by the IRC and OS.

CONTESSA TRIO

CONTESSA TRIO is a multi-cohort, multicenter, Phase 2 study of tesetaxel, an investigational, orally administered taxane, in patients with MBC.

•

In Cohort 1, approximately 90 patients (with potential expansion to up to 150 patients) with locally advanced or metastatic triple-negative breast cancer (“TNBC”) who have not received prior chemotherapy for advanced disease will be randomized 1:1:1 to receive tesetaxel dosed orally at 27 mg/m2 on the first day of each 21-day cycle plus either: (1) nivolumab at 360 mg by intravenous infusion on the first day of each 21-day cycle; (2) pembrolizumab at 200 mg by intravenous infusion on the first day of each 21-day cycle; or (3) atezolizumab at 1,200 mg by intravenous infusion on the first day of each 21-day cycle. Nivolumab and pembrolizumab (PD-1 inhibitors) and atezolizumab (a PD-L1 inhibitor) are immuno-oncology (“IO”) agents approved for the treatment of multiple types of cancer. One of these agents, atezolizumab, in combination with the intravenously delivered taxane, nab-paclitaxel, was recently approved by the U.S. Food and Drug Administration as a first-line treatment for patients with metastatic TNBC. Patients with CNS metastases are eligible. The dual primary endpoints for Cohort 1 are ORR and PFS. Secondary endpoints include DoR and OS. Efficacy results for each of the three PD-(L)1 inhibitor combinations will be assessed for correlation with the results of each of the three approved PD-L1 diagnostic assays.

•

In Cohort 2, approximately 40 elderly patients (with potential expansion to up to 60 patients) with HER2 negative MBC will receive tesetaxel monotherapy dosed orally at 27 mg/m2 on the first day of each 21-day cycle. Patients with CNS metastases are eligible. The primary endpoint for Cohort 2 is ORR. Secondary endpoints include PFS, DoR and OS.

Corporate Information

We are a Delaware corporation that was initially formed as a Delaware limited liability company in March 2013. On December 6, 2017, in anticipation of our initial public offering, we converted into a Delaware corporation. Our principal executive offices are located at 4747 Executive Drive, Suite 510, San

Diego, California, 92121, and our telephone number is (858) 731-8180. Our corporate website address is www.odonate.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in this prospectus and any prospectus supplement, as well as those contained in the other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to purchase shares of our common stock. Our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected by any of these risks and uncertainties. In any such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common stock as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material terms of our capital stock, as well as other material terms of our certificate of incorporation and first amended and restated bylaws (“bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws. For more information on how you can obtain our certificate of incorporation and bylaws, see the heading “Where You Can Find Additional Information.”

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share. We do not have any class or series of preferred stock authorized, nor do we have “blank check” preferred stock authorized. As of September 10, 2019, there were 32,190,716 shares of our common stock issued and outstanding.

Common Stock

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, and our certificate of incorporation does not provide for cumulative voting in the election of directors.

The holders of our common stock will receive ratably any dividends declared by our Board of Directors (the “Board”) out of funds legally available therefor. In the event of our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of or provision for any liabilities.

All outstanding shares of common stock are validly issued, fully paid and nonassessable, and any issued shares of common stock will be validly issued, fully paid and nonassessable.

Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Special Meetings; Action by Written Consent

Under our certificate of incorporation, stockholders beneficially owning 10% or more of our outstanding common stock, individually or collectively as a group, are able to call special meetings of stockholders, subject to compliance with the applicable procedures set forth in our bylaws. Under Delaware law, our stockholders are permitted to take action by written consent with respect to any matter that can be acted on at a meeting of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Election and Removal of Directors

Directors are elected by a majority vote. The Board has the right to increase or decrease the size of the Board and to fill vacancies on the Board. Directors may be removed with or without cause with the approval of the holders of a majority of our outstanding common stock.

Delaware General Corporation Law Section 203

We have expressly elected not to be governed by the provisions of Section 203 of the Delaware General Corporation Law, which is a Delaware statute that (if applicable) may serve to prevent or deter an unsolicited takeover of Odonate.

Exclusive Forum

Our certificate of incorporation provides that unless we select or consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any claim, including a claim in the right of Odonate: (i) that is based on an actual or alleged violation of a duty by a current or former director, officer, employee or stockholder in such capacity; or (ii) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery. Such exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”).

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC serves as the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ODT.”

PLAN OF DISTRIBUTION

We may sell the common stock covered by this prospectus from time to time in one or more offerings. Registration of the common stock covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the common stock separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors; or
•	through agents.

We may sell the common stock from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We will describe the method of distribution of the common stock issued pursuant to this prospectus and the terms of the offering in the applicable prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of common stock, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more of the transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the common stock will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock. We may use underwriters with whom we have a material relationship. We will name the underwriter and describe the nature of any such relationship in the applicable prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

We may grant underwriters who participate in the distribution of common stock an option to purchase additional common stock to cover over-allotments or short positions, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of common stock. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The applicable prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

EXPERTS

The financial statements of Odonate Therapeutics, Inc. as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 are incorporated in this prospectus by reference from the Odonate Therapeutics, Inc. Annual Report on Form 10-K for the year ended December 31, 2018 and have been audited by Squar Milner LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated by reference in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed on by Gibson, Dunn & Crutcher LLP of San Francisco, California. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Odonate is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 22, 2019;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 filed with the SEC on April 25, 2019 and July 24, 2019, respectively;
•	Current Reports on Form 8-K filed with the SEC on June 24, 2019, June 28, 2019, July 24, 2019 and September 27, 2019; and
•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 5, 2017, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Odonate Therapeutics, Inc.

4747 Executive Drive, Suite 510

San Diego, California 92121

Attn: Investor Relations

(858) 731-8180

ir@odonate.com

Up to $100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

February 23, 2021